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                                                                  Exhibit 4

                                    TESCORP, INC.

                             1993 NON-EMPLOYEE DIRECTORS

                                  STOCK OPTION PLAN


    By resolution of its Board of Directors approved as of June 23, 1993, Tescorp, Inc., a Texas corporation (the 'Corporation"), adopts the following Non-Employee Director Stock Option Plan (the "Plan"). Capitalized words and phrases used in the Plan have the meanings stated in Section 17 below.

    1. PURPOSE. This Plan is designed to attract and retain highly qualified NonEmployee Directors and to motivate them to exert their best efforts for the Corporation and its Affiliates.

    2. PERSONS ELIGIBLE. Each person who is a Non-Employee Director as of the date of the adoption of this Plan, and each person who shall be first elected to the Board during the term of this Plan and who shall be, as of the date of such election, a Non-Employee Director, shall be eligible to receive an Option, except that a Substantial Shareholder may not receive an Option unless, at the time the Option is granted, the exercise price equals at least 110% of the fair market value of the Stock subject to the Option, and the Option is not exercisable after five (5) years from the date granted.

    3. TOTAL SHARES SUBJECT TO PLAN. Options may be granted for a total of 150,000 shares of Stock. The Corporation shall reserve sufficient shares to meet the Plan's requirements. Shares issued upon an Option exercise may be authorized and unissued shares, or shares held in the Corporation's treasury. If an outstanding Option expires or terminates, shares allocable to the unexercised portion of the Option may be optioned again under the Plan.

    4. PLAN ADMINISTRATION. The Committee shall administer the Plan. The Committee will interpret and construe the Plan and the terms of any Option and will make all other decisions necessary or advisable for administering the Plan.

    5. OPTION GRANTS. (a) Each person eligible to receive an Option pursuant to the terms of Section 2 hereinabove shall, automatically and without the exercise of discretion on the part of any person, receive as of the date of the adoption of this Plan, or if such person shall first be elected to the

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Board during the term of this Plan and shall be, on the date of such election, a Non-Employee Director, as of the date of such election, a single Option for the purchase of 8,333 shares of Stock. On the date that each Non-Employee Director shall have completed one full year of service as a Non-Employee Director, or, if such person has completed such term of service previous to the date of adoption of this Plan, on the date of such adoption, each such person shall receive, automatically and without the exercise of discretion on the part of any person, a second option for the purchase of an additional 8,333 shares of Stock, and on the date that each such Non-Employee Director shall have completed two full years of service as a Non-Employee Director, or, such person has completed such term or service previous to the date of adoption of this Plan, on the date of such adoption, each such person shall receive, automatically and without the exercise of discretion on the part of any person, a third Option for the purchase of an additional 8,334 shares of Stock, and thereafter, such Non-Employee Director shall not be eligible to receive any further or additional grants or awards of Options under this Plan, regardless of whether such Non-Employee Director shall exercise in whole or in part the Option or Options representing the original grant.

    (b) The Option price must equal the fair market value of the Stock at the time the Option is granted, as determined by the average closing price of the Stock for the seven trading days preceding the date of the grant on any exchange or dealer market that serves as the primary trading market for the Stock at such time.

    (c) An Option may not be granted after 10 years from the Effective Date. An Option may not be exercised after 10 years from the date the Option is granted.

    (d) Except as provided below, the night of the Optionee to purchase shares of Stock under each Option shall accrue and vest in three equal annual installments beginning on the first anniversary of the date of the grant of such Option.

    6. NON-TRANSFERABILITY OF OPTION. An Option may not be transferred except by will or by the laws of descent and distribution. During an Optionee's lifetime, only the Optionee or his guardian or legal representative may exercise his or her Option.

    7. EXERCISE AND PAYMENT. An Option may be exercised from time to time during the term of the Option as to any or all full shares which have vested under the Option, subject to compliance with the terms of the

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agreement evidencing the Option.  Exercise of an Option will not be effective until the Corporation has received written notice of the exercise, specifying the whole number of shares to be purchased, accompanied by payment in full of the aggregate price of the Stock purchased. Fractional shares will not be issued or sold. The purchase price of Stock for which an Option is exercised must be paid to the Corporation in full at the time of exercise. Payment must be in the form of cash or a certified or cashier's check. Within a reasonable time after payment is received, the Corporation shall forward to Optionee a certificate representing the Stock purchased.

    8. EXERCISE IN THE EVENT OF TERMINATION. (a) If an Optionee ceases to be a Director of the Corporation for any reason other than death or disability, the Optionee may exercise the outstanding portion of his or her Option at any time within three months after such termination to the extent Optionee's right to exercise has accrued. Notwithstanding the prior if Optionee is removed from his position as a Director for dishonesty or other acts detrimental to the interests of the Corporation or an Affiliate, all Options granted to Optionee will automatically be void and nonexercisable immediately upon the occurrence of such termination.

    (b) If an Optionee ceases to be a Director of the Corporation because of death or because of a disability, the outstanding portion of his or her Option may be exercised at any time within one year after the date of such termination, to the extent the Optionee's right to exercise has accrued under this Plan. In the case of death, the executor or administrator of the Optionee's estate or any person who acquired the Option by bequest or inheritance may exercise it.

    (c) The exercise periods in paragraphs (a) and (b) are subject to the 10-year limitation of Section 5(c) and may not extend such limitation.

    9. NO SHAREHOLDER RIGHTS. An Optionee will not have any rights as a shareholder regarding any Option shares before the date when the Corporation issues Optionee a certificate for such shares. No adjustment will be made for dividends or distributions or other rights for which the record date occurs before the certificate is issued.

    10. NO EMPLOYMENT RIGHTS. Neither the Plan nor any Option confer upon an Optionee any right to continue as a Director of the Corporation, nor do they limit any right of the shareholders of the Corporation to remove a Director at any time.

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    11.  ADJUSTMENT UPON CHANGE IN CAPITALIZATION. (a) In the event that the
Corporation shall hereafter at any time change as a whole, by split-up, subdivision or combination in any manner or by the making of a stock dividend, the number of shares of Stock into a different number of shares of Stock, (i) both (A) the aggregate number of shares of Stock subject to this Plan as specified in Paragraph 3 hereinabove and (B) the number of shares of Stock which immediately prior to such change the holders of options shall have been entitled to purchase, shall be increased or decreased in direct proportion to the increase or decrease, respectively, in the number of shares of Stock outstanding immediately prior to such change, and (11) the Option Price per share applicable to such Option shall be increased or decreased as the case may be, in inverse proportion to such increase or decrease in the number of shares of Stock outstanding immediately prior to such change.

    (b) A dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, or a transaction in which another corporation becomes the owner of 100% or more of the total combined voting power of all classes of stock of the Corporation will cause every Option then outstanding to terminate, and in such event, the Optionee holding each then outstanding Option will have a right, exercisable within a period of 30 days immediately prior to the closing of such dissolution, liquidation, merger, consolidation, or transaction, to exercise such Option without regard to any limitation on exercise prior to the date contained in an option agreement, unless such Option has expired or been terminated pursuant to its terms.

    12. DUTY TO FURNISH INFORMATION. Each Optionee must furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation under any applicable statute or regulation.

    13. COMPLIANCE WITH FEDERAL AND STATE SECURITIES LAW. An Option may not be exercised in whole or in part unless (i) a registration statement under the Securities Act is filed and effective for shares subject to the Option, and exercise of the Option and issuance of shares thereunder are qualified under any applicable state securities or Blue Sky laws; or (ii) exercise of the Option and issuance of shares thereunder without Securities Act registration or state law qualification is otherwise permissible, and the Corporation receives an opinion of counsel acceptable to the Corporation to that effect. A certificate for shares issued upon exercise of an Option which have not been registered under the Securities Act or qualified under applicable state securities or Blue Sky laws must bear the following legend:


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         "The Securities represented by this instrument have been acquired for investment and have not been registered under the federal Securities Act of 1933, as amended, or the securities laws of any state. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred, except upon delivery to the Corporation of an opinion of counsel satisfactory to the Corporation that registration is not required for such transfer or the submission to the Corporation of such other evidence as may be satisfactory to the Corporation to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, or applicable state securities laws or any rule or regulation promulgated thereunder."

    14. AMENDMENT AND DISCONTINUANCE. (a) Subject to the restrictions of (b) and (c) below, the Board or the shareholders of the Corporation may amend, suspend, or discontinue the Plan at any time.

    (b) The Board may not increase the total number of shares reserved for Options under Section 3. Neither the Board nor the shareholders may allow an Option to be granted for a price less than the amount determined under
Section 2 or 5(b), or deprive an Optionee of any rights under an existing Option. Neither the Board nor the shareholders may amend the provisions of
Section 5 more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

    (c) The Corporation's shareholders must approve any amendment which materially increases benefits under the Plan, increases aggregate shares of Stock subject to the Plan, materially modifies the eligibility requirements for Plan participation, or gives any person discretion with respect to the issuance of Options.

    15. APPROVAL. Options may be granted at any time on or after the Effective Date. No Option may be exercised until the Plan is approved by shareholders of the Corporation holding a majority of shares present and voting at the next meeting of shareholders following the Effective Date. The Plan will cease, and all Options will be invalid, if such Shareholder approval does not occur within 12 months of the Effective Date.

    16. OPTION AGREEMENT. Each Option must be evidenced by a written agreement, substantially in the form attached hereto as Exhibit A, signed by the Optionee and by an authorized officer of the Corporation. Terms

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of the agreement must conform to the Plan, state the Option price and specify the period for which the Option is granted. The agreement may contain such other terms consistent with the provisions of the Plan as the Committee may deem appropriate.

    17. DEFINITIONS AND OPERATING RULES. As used in this Plan, the words and phrases below have the following meanings, and the following rules apply:

    (a)  AFFILIATE - a Parent or Subsidiary.

    (b)  BOARD - the Board of Directors of the Corporation.

    (c) COMMITTEE - The Committee appointed by the Board. At such time, if any, as the Corporation has registered any equity security under Section 12 of the Securities Exchange Act, all members of the committee must thereafter be Disinterested Persons. The board may fill vacancies on the Committee and from time to time may remove members from or add members to the committee. The committee will select one of its members as Chairman and will hold meetings when and where it determines. -A majority of the Committee members will constitute a quorum for a Committee meeting. A majority vote of the Committee at which a quorum is present, or decisions reduced to writing and signed by a majority of the committee membership, will be valid acts of the Committee. No Committee member will be liable for any action or decision made in good faith concerning the Plan or any Option.

    (d)  CORPORATION - Tescorp, Inc., a Texas corporation.

    (e) DISINTERESTED PERSON - a person who is not eligible at the time he or she exercises discretion in administering the Plan, and has not at any time within the previous year been eligible to selection as a person who may receive Options under the Plan or under any other plan of the Corporation or Affiliate which entitles participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or an Affiliate. This term will be construed in accordance with the definition of Disinterested Person stated in Rule l6b - 3(c)(3) issued by the Securities and Exchange Commission.

    (f) EFFECTIVE DATE - the date as of which the shareholders approve the Plan which shall be the date on which it takes full force and effect.

    (g) EMPLOYEE - any person employed by the Corporation or an Affiliate of the Corporation during a calendar year in which the Committee

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grants Options.

    (h) NON-EMPLOYEE DIRECTOR - any member of the Board who is not also an Employee of the Corporation apart from such Board Membership.

    (i)  OPTION - an Option granted under this Plan.

    (j) OPTIONEE - the holder of an unexpired Option which has not been exercised in full. This term includes the executor or administrator of the holder's estate, or any person who inherited all or part of the Option, and who may validly exercise the Option under Section 8(b) of the Plan.

    (k) PARENT - any corporation which qualifies at the time of an Option grant as a parent in an unbroken chain of corporations ending with the Corporation, determined by using the definition of "parent corporation" contained in Section 425(e) of the Code or any substantially similar provision later enacted.

    (l) PLAN - the Tescorp, Inc. 1993 Non-Employee Directors Stock Option Plan, as stated in this document and including any subsequent amendments approved by the Board or, when required by law or under the terms of this Plan, by the shareholders of the Corporation.

    (m)  SECURITIES ACT - the federal Securities Act of 1933, as amended.

    (n) SECURITIES EXCHANGE ACT - the federal Securities Exchange Act of 1934, as amended.

    (o) STOCK - shares of common stock, $0.02 par value per share, issued by the Corporation or any other class of common stock of the corporation hereafter issued in exchange or in substitution thereof which has dividend and voting rights no less favorable than the voting power and dividend rights or presently outstanding Common Stock of the Corporation, provided all shares reserved for sale under the Plan will be free of preemptive rights of shareholders of the Corporation.

    (p) SUBSIDIARY - any corporation which qualifies at the time of an Option grant as a subsidiary in an unbroken chain of corporations beginning with the Corporation, determined by using the definition of "subsidiary corporation" contained in Section 425(f) of the Code or any substantially similar provision later enacted.

    (q)  SUBSTANTIAL SHAREHOLDER - a director who owns more than

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10% of the total combined voting power of all classes of stock of the
Corporation and Affiliates.

    APPROVED by the Board of Directors by duly adopted resolution as of June 23, 1993.

    RATIFIED AND APPROVED by the Shareholders of the Corporation by duly adopted resolution ____________, 1997.

                                  _________________________________
                                  Secretary


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THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT
AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                                   NON-TRANSFERABLE
                             STOCK OPTION FOR THE PURCHASE OF
                                     COMMON STOCK
                                          OF
                                    TESCORP, INC.

    This is to certify that, for value received, ______________ ("Optionee") is entitled, subject to the terms and conditions hereinafter set forth, to purchase up to shares of the Common Stock, $0.02 par value ("Common Stock"), of Tescorp, Inc., a Texas corporation (the "Corporation"), from the Corporation at the purchase price of ______________ Dollars ($____) per share, and to receive a certificate or certificates for the shares of Common Stock so purchased, upon delivery for appropriate endorsement of this Option accompanied by (i) payment of purchase price the for each share purchased either in cash or by certified or cashier's check, payable to the order of the Corporation and (ii) an opinion of counsel acceptable to the Corporation, or such other evidence as may be satisfactory to the Company, to the effect that registration is not required under the Securities Act of 1933, as amended (the "1993 Act") or

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applicable state securities laws or any rules or regulations promulgated thereunder.

    Except as otherwise provided below, the right to purchase shares under this Option shall be exercisable in whole or in part from the date hereof until [date 10 years from the date of grant], provided that any and all rights to purchase shares hereunder shall terminate on the date which is three (3) months following the date that the holder hereof ceases, for whatever reason (except as set forth hereinafter), to be a director of the Corporation, and provided further that any and all rights to purchase shares hereunder shall terminate on the date that the holder hereof is removed from his position as a director for dishonesty or other acts detrimental to the interests of the Corporation or an affiliate of the Corporation. The right of the Optionee to purchase shares hereunder shall accrue and vest in three equal annual installments beginning at the grant of such Option.

    During the lifetime of the Optionee, this Option shall be exercisable during its term and to the extent specified above, only by the Optionee. Provided, however, that in the event of the death of the holder hereof, this Option may be exercised in whole or in part by the executor of administrator of the Optionee's estate or by any person who acquires the option by bequest or inheritance within a period not to exceed one (1) year following such holder's death to the extent only of the number of such shares the holder was entitled

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to purchase on the date of such holder's death.

    If the Corporation shall (i) merge or consolidate with another corporation,
(ii) sell all, or substantially all of its assets, (iii) liquidate or dissolve, or (iv) register the transfer of one hundred percent (100%) of its outstanding Common Stock to persons who were not owners immediately before such transfer, then this Option shall terminate on the date and immediately prior to the time such merger, consolidation, sale or transfer becomes effective or is consummated, provided that in such event the holder of the Option shall have the right immediately prior to the effectiveness or consummation of such merger, consolidation, transfer or sale, to exercise in whole or in part such Option without regard to any limitation on exercise prior to such date contained in this Option, unless this Option has otherwise expired or been terminated pursuant to its terms.

    The exercise of this Option in part shall be indicated by endorsement hereon by the Corporation, showing the number of shares with respect to which it was exercised.

    This Option may not be transferred in whole or in part except by will or the operation of the laws of descent and distribution upon the death of the Optionee. During the Optionee's lifetime, only the Optionee or his guardian or legal representative may exercise the Option.

    The Corporation agrees at all times to reserve or hold available a

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sufficient number of shares of Common Stock to cover the number of shares issuable upon the exercise of this Option.

    This Option shall not entitle the holder hereof to any voting rights as a shareholder of the Corporation, or to any rights whatsoever, except the rights herein expressed, and no dividends (other than share dividends as provided elsewhere herein) shall be payable or accrue in respect to this Option or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that this Option shall be exercised.

    Subject to any required action by the shareholders of the Corporation, the number of shares of Common Stock covered by this Option, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a stock split (whether by subdivision or consolidation of shares) or payment of a stock dividend on the Common Stock.

    This Option is granted on the condition that the purchases of shares hereunder shall be held for investment purposes without a view towards resale, and such stock may not be resold or distributed unless: (i) the stock issued pursuant to the exercise of this Option is registered under the Securities Act of 1933, as amended, and any applicable state securities or Blue Sky law; or (ii) a resale [of] such stock without such registration under the Securities Act of 1933 and any applicable state securities or Blue Sky laws would otherwise be

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permissible, and the Corporation receives an opinion of counsel acceptable to the Corporation to the effect that registration is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency. Any shares issues upon the exercise of this Option not registered under the Securities Act of 1933, as amended, shall bear the following legend:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES' LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

    GRANTED on ____________, 199__.


                                  TESCORP, INC.



                                  By:______________________________
                                        President








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